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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             STAGE II APPAREL CORP.
             (Exact name of Registrant as specified in its charter)

                 New York                                 13-3016967
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

              1385 Broadway
           New York, New York                                10018
(Address of principal executive offices)                   (Zip Code)


                             Replacement Option Plan
                            (Full title of the Plan)


                                 Richard Siskind
                             Stage II Apparel Corp.
                           1385 Broadway C 24th Floor
                            New York, New York 10018
                     (Name and address of agent for service)

                                 (212) 840-0880
          (Telephone number, including area code, of agent for service)

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                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
       Title of Each                Amount           Proposed Maximum      Proposed Maximum         Amount of
    Class of Securities              to be            Offering Price          Aggregate            Registration
      to be Registered            Registered           Per Share(1)       Offering Price(1)           Fee(1)
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
Common Stock,
$.01 par value                     3,353,000               $.27                $905,310              $216.37
--------------------------------------------------------------------------------------------------------------------

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     (1) Estimated pursuant to Rules 457(h)(1) and 457(c) solely for the purpose of calculating the amount of the registration fee and based upon the average of the high and low sales price of the Common Stock on December 24, 2001, as reported by the American Stock Exchange.

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




PROSPECTUS




                                3,353,000 SHARES

                             STAGE II APPAREL CORP.

                                  COMMON STOCK



         This Prospectus covers 3,353,000 shares of common stock, $.01 per share ("Common Stock"), of Stage II Apparel Corp., a New York corporation (the "Company"), issuable under its 2001 Replacement Option Pan (the "Plan").

                                PLAN INFORMATION

         Information about the Plan is provided in a separate Plan Summary distributed to Plan participants and incorporated by reference herein. The Plan Summary includes a description of the Plan, its general purpose, the terms of the options issued under the Plan, tax effects to participants and certain resale restrictions applicable to shares of Common Stock acquired by affiliates of the Company upon the exercise of options granted to them under the Plan.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files periodic reports and other information with the Securities and Exchange Commission (the "Commission") in accordance with the Exchange Act. Those reports and other information may be inspected at the Commission's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and copies of those materials can also be obtained from the Commission's public reference facility at prescribed rates. The materials are also available for inspection and copying at the Commission's regional offices.

         In addition to the Plan Summaries, certain reports and other documents filed by the Company with the Commission under the Exchange Act are incorporated herein by reference. See "Incorporation of Documents by Reference." The Company will provide, without charge, to any Plan participant, upon written or oral request, a copy of any or all documents incorporated herein by reference. Written requests should be directed to Chief Financial Officer, Stage II Apparel Corp, 1385 Broadway, 24th Floor, New York, NY 10018. Telephone requests may be directed to (212) 840-0880.





                The date of this Prospectus is December 27, 2001.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K (File No. 1-9502) of the Company for the year ended December 31, 2000.

         (b) Quarterly Report on Form 10-Q (File No. 1-9502) of the Company for the quarter ended September 30, 2001.

         (c) Proxy Statement of the Company for its 2001 Annual Meeting of Shareholders.

         (d) All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters any shares then remaining unsold. All of these documents will be deemed to be incorporated herein by reference and to be a part hereof from their respective filing dates.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to the provisions of Sections 721 through 726 of the New York Business Corporation Law (the ABCL), which provides for indemnification of officers and directors in certain transactions. The Company's Certificate of Incorporation provides for indemnification of directors and officers to the full extent permitted by the BCL, provided that no indemnification may be made to or on behalf of any officer or director if a judgment or other final adjudication adverse to the officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

         The BCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding (other than a proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position with another entity, against expenses (including attorneys' fees), judgments, fines and settlements incurred by him in connection with the proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification under the BCL is limited in a proceeding by or in the right of the corporation to expenses (including attorneys' fees) incurred in connection with the proceeding. In either case, no indemnification shall be

                                      II-1

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made if the indemnified person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and to the extent, the court in which the proceeding was brought, despite the adjudication of liability, determines such person is entitled to indemnity.


         The BCL provides that the indemnity obligations of a corporation shall only arise if authorized by (i) a majority of a quorum of directors who are not a party to the proceeding, (ii) independent legal counsel to the corporation if a quorum of directors is not obtainable, (iii) independent legal counsel to the corporation if a quorum of directors is obtainable and the directors direct counsel to make the determination or (iv) the shareholders. The board of directors of the corporation may authorize expenses in connection with a proceeding to be paid in advance of the final disposition upon receipt of an undertaking by the person on whose behalf the expenses are to be paid to repay the expenses in the event he is not entitled to indemnity.

         New York corporations also are authorized under the BCL to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently does not maintain any directors and officers liability insurance.

ITEM 7.  EXEMPTION FOR REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

    EXHIBIT
     NUMBER:      EXHIBIT
     -------      -------

        2.1*    Amended and Restated Certificate of Incorporation of the Company

        3.2*    By-Laws of the Company

        4.1*    Form of Stock Certificate

        5.1     Consent of Stahl & Zelmanovitz (legality and ERISA opinion)

       10.1     2001 Replacement Option Plan (incorporated by reference to
                Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q (File No. 1-9502) for the quarter ended September 30, 2001)

       10.2 Stock Purchase Agreement dated as of August 23, 2001 between the Company and Alpha Omega Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company' Current Report on Form 8-K (File No. 1-9502) dated August 28, 2001).

       23.1     Consent of Mahoney Cohen & Company, CPA, P.C.

       24.1 Power of Attorney of Richard Siskind, Robert Greenberg, Barry Fertel, Beverly Roseman and Jon Siskind.

* Incorporated by reference to the corresponding Exhibit filed with the Company=s Registration Statement on Form S-1, as amended (Reg. No. 33-12959).



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



ITEM 9.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of
1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 27, 2001.


                                               STAGE II APPAREL CORP.

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
By:      /s/ RICHARD SISKIND            By:      /s/ GALINA SOSONKO             By:     /s/ GALINA SOSONKO
   ---------------------------------       --------------------------------        --------------------------------
           Richard Siskind                         Galina Sosonko                         Galina Sosonko
       Chief Executive Officer                 Chief Financial Officer                Chief Financial Officer
                                                                                    (Chief Accounting Officer)



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the date set forth below by the following persons in their capacity as directors of the Registrant.

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                                                               TITLE                                    DATE
                                                               -----                                    ----

Richard Siskind, Robert Greenberg,                           Directors
Barry Fertel, Beverly Roseman and
Jon Siskind*


By:             /s/ RICHARD SISKIND                                                               December 27, 2001
     ---------------------------------------
       *Richard Siskind as attorney-in-fact

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